UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

SEALY INDUSTRIAL PARTNERS IV, LP

(Exact name of Registrant as Specified in Its Charter)

Georgia	000-56738	88-1030040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Texas Street, Suite 1050
Shreveport, Louisiana		71101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (318) 222-8700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Sealy Industrial Partners IV, LP (the “Registrant”) intends to initiate, through Sealy Industrial Partners IV OP, LP, an indirectly wholly owned subsidiary of the Registrant (the “OP”), a program (the “DST Program”) to raise an unspecified amount through the sale of beneficial interests (the “DST Interests”) to “accredited investors,” as that term is defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in private placements exempt from registration pursuant to Section 4(a)(2) of the Securities Act (the “DST Offerings”), in specific Delaware statutory trusts (the “DSTs”) holding one or more real estate assets (each, a “DST Property” and, collectively, the “DST Properties”). Under the DST Program, the Registrant or its subsidiary will acquire a new real estate asset for the specific purpose of placing the property in a DST and offering DST Interests. DST Properties generally will be leased by either a single unaffiliated tenant under a long-term lease or by an affiliate of Sealy & Company, LLC, the sole member of the Registrant’s general partner (“Sealy”), under a master lease agreement. Each DST will be organized as a subsidiary of a taxable real estate investment trust subsidiary that will be wholly owned by the OP (the “TRS”). As the DST Interests are offered and sold, the DST will redeem the TRS’s interest in the DST. Upon the successful conclusion of a DST Offering, it is intended that the TRS will no longer hold any DST Interests. However, each DST Property will fit within the underwriting parameters the Registrant uses to source real estate acquisitions that it intends to hold directly.

Each DST will be governed by a trust agreement to be entered into among the TRS, the OP, a Delaware resident trustee and holders of the DST Interests. Certain of these trust agreements may provide that after a specified holding period, each holder of DST Interests would have the option, but not the obligation, to sell their DST Interests to an affiliate of the Registrant or to an unaffiliated third party.

An affiliate of Sealy will be engaged to serve as the manager of each DST (the “DST Manager”). The DST Manager will have primary responsibility for performing administrative actions in connection with the DST and any DST Property and generally has the discretion to determine when it is appropriate for a DST to sell a DST Property. For its services, the DST Manager will receive asset management fees, property management fees and other fees at market rates, as well as reimbursement of expenses associated with the DST and the DST Offering.

The Registrant expects that the DST Program will give the Registrant the opportunity to expand and diversify its capital-raising strategies by offering what it believes to be an attractive investment product for investors that may be seeking replacement properties to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code of 1986, as amended. For facilitating the acquisition and contribution of the DST Property to the DST, the Registrant will receive fees and expense reimbursement from the investors who purchase DST Interests. The Registrant intends to use the net proceeds from the DST Program to make investments in accordance with its investment strategy and policies, reduce its borrowings and repay indebtedness. The Registrant has not allocated specific amounts of the net proceeds from the DST Program for any specific purpose. The portion of the Registrant’s portfolio comprised of syndicated DSTs, undeveloped land and development projects generally will represent less than 20% of the total value of the Registrant’s portfolio in the aggregate.

In connection with the launch of the DST Program, it is intended that Sealy Investment Services, LLC (“SIS”), an affiliate of Sealy, will serve as the managing broker-dealer for the DST Offerings on a “best efforts” basis. It is contemplated that SIS will receive managing broker-dealer fees of up to 2.5% of the aggregate purchase price of DST Interests sold in each DST Offering, all or a portion of which may be reallowed by SIS to participating broker-dealers that are engaged by SIS to solicit investors in the DST Offerings. Such fees will be borne by the investors who purchase DST Interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sealy Industrial Partners IV, LP

Date: November 12, 2025	By:	Sealy Industrial Partners IV GP, LLC, its general partner
/s/ Mark P. Sealy
Name: Mark P. Sealy
Manager